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Exhibit 16.1




November 20, 2003
Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

We have read Superior's statements included under Item 4 of its Form 8-K dated November 18, 2003, and we agree with such statements, except that we are not in a position to agree or disagree with Superior's statement that Superior has engaged a replacement auditor.



                                                     Very truly yours,


                                                     HASKELL & WHITE LLP